New York Mortgage Trust Reports
Fourth Quarter and Full Year 2015 Results

NEW YORK, NY - February 23, 2016 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and twelve months ended December 31, 2015.

Summary of Fourth Quarter 2015:

•	Net income attributable to common stockholders of $1.0 million, or $0.01 per share.

•	Net interest income of $16.0 million and net interest margin of 304 basis points.

•
Closed on the acquisition of distressed residential first lien mortgage loans having an aggregate purchase price of approximately $58.4 million and an aggregate unpaid principal balance of approximately $70.4 million as of the date of acquisition.

•	Book value per common share of $6.54 at December 31, 2015, as compared to $6.82 at September 30, 2015 and $7.07 per common share at December 31, 2014.

•	Declared fourth quarter dividend of $0.24 per common share that was paid on January 25, 2016.

Highlights for Full Year 2015:

•
Net income attributable to common stockholders of $67.0 million, or $0.62 per share, for the year ended December 31, 2015 as compared to $130.4 million, or $1.48 per share, for the year ended December 31, 2014.

•	Issued and sold 4,116,115 shares of common stock under our at-the-market offering programs, resulting in net proceeds to us of $31.9 million.

•
Closed on an underwritten public offering of 3,600,000 shares of our 7.875% Series C Preferred Stock. The issue and sale of the Series C Preferred Stock resulted in total net proceeds to us of $86.9 million, after deductions for underwriting discounts and commissions and offering expenses.

•	Completed the sale of our remaining $35.6 million of CLO securities, realizing a gain of approximately $3.2 million.

•
Sold residential mortgage loans, including distressed residential mortgage loans, with a carrying value of approximately $146.1 million for aggregate proceeds of approximately $175.3 million, which resulted in a net realized gain, before income taxes, of approximately $29.1 million.

•	Acquired approximately $156.0 million of residential mortgage loans, a substantial majority of which were distressed residential mortgage loans.

•	Declared aggregate 2015 dividends of $1.02 per common share.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT which invests in mortgage-related and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments and other commercial real estate-related investments, Agency RMBS consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest-only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans. RiverBanc LLC, The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Management Overview

Steven Mumma, NYMT’s Chairman, Chief Executive Officer and President, commented: "The performance of our portfolio in the fourth quarter of 2015 was impacted by significant market volatility and the timing of certain sales and acquisitions of residential loans, as well as our negative outlook for the reinvestment environment in the fourth quarter. Anticipating further spread widening in the fourth quarter of 2015 and first quarter of 2016, we elected, in large part, to forego putting our excess liquidity to work, maintaining a higher than usual cash position and lower than normal leverage. Our net margin was directly impacted by this decision together with our sale in September of approximately $120 million of distressed residential loans, which resulted in a decline in the Company’s weighted average interest earning assets in the fourth quarter as compared to the prior quarter. As spreads have widened, the valuations on some of our multi-family CMBS, which were tremendous drivers of earnings for the Company in 2013 and 2014, have pulled back over the course of the last two quarters. Other income was negatively impacted by these reduced valuations for our CMBS, as well as our withdrawal of a loan sale in the fourth quarter, which we now expect to complete in the first quarter of 2016.
While the fourth quarter was challenging, our portfolio has performed extremely well over the last three years, which is a period that has been marked by an increasingly dynamic and volatile market environment. Even when you factor in our results for the most recent quarter, the Company has produced average annual net income per share of $1.07 and a total rate of return on equity of 11% over the course of the last three year fiscal years.

We have accomplished this by being selective in the different types of assets we have invested in, at times taking the role of “first mover,” such as with the first-loss multi-family CMBS we have invested in, identifying assets that we believe are well suited to our or our managers’ expertise, taking gains when we believe an asset is fully valued and maintaining a greater cash position when we believe markets are unfavorable for reinvestment. For example, we watched spreads tighten throughout 2013 and 2014 on our multi-family CMBS, which benefited these assets, but led to a less attractive reinvestment environment. Concluding that certain of these assets were fully valued, we sold a first-loss multi-family security during the fourth quarter of 2014 and realized a gain of approximately $23 million, which helped produce quarterly earnings for that quarter of $0.42 per share, $0.15 per share higher than the dividend we declared for that quarter.

The markets have continued their difficult ways in 2016 to date, impacted by continued oil price volatility, a deteriorating global economic picture and uncertainty surrounding future Federal Reserve moves on interest rates. While credit spreads have continued to widen, our actual credit positions are performing at or above our expectations. Moreover, we believe this spread widening will ultimately lead to more attractive investment opportunities in 2016, which we believe we are well positioned to take advantage of through our excess liquidity position. We will maintain our focus on adding both multi-family and residential credit assets in 2016 and will continue to pursue longer-term, less callable financing to finance these assets and expand our leverage."

Capital Allocation

The following tables set forth our allocated capital by investment type at December 31, 2015 and the related interest income, interest expense, weighted average yield, average cost of funds and net interest spread for the three months ended December 31, 2015 (dollar amounts in thousands):

Capital Allocation at December 31, 2015:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential Loans	Residential Securitized Loans	Other (2)	Total
Carrying Value	$547,745	$175,408	$450,228	$562,303	$119,921	$15,184	$1,870,789
Liabilities
Callable	(489,253)	(88,160)	—	(214,490)	—	—	(791,903)
Non-Callable	—	—	(83,871)	(33,657)	(116,710)	(45,000)	(279,238)
Hedges (Net) (3)	2,997	2,623	—	—	—	—	5,620
Cash (4)	5,477	13,663	525	551	—	56,213	76,429
Other	9,311	4,799	(2,185)	13,330	1,187	(27,613)	(1,171)
Net Capital Allocated	$76,277	$108,333	$364,697	$328,037	$4,398	$(1,216)	$880,526

Net Interest Spread - Three Months Ended December 31, 2015:
Interest Income	$2,484	$3,183	$8,576	$7,373	$726	$28	$22,370
Interest Expense	(1,137)	(267)	(1,517)	(2,575)	(257)	(147)	(5,900)
Net Interest Income (5)	$1,347	$2,916	$7,059	$4,798	$469	$(119)	$16,470

Average Interest Earning Assets (6)	593,905	135,430	281,334	545,504	133,721	2,788	1,692,682
Yield on Average Interest Earning Assets (7)	1.67%	9.40%	12.19%	5.41%	2.17%	4.02%	5.29%
Less: Average Cost of Funds (8)	(0.90)%	(1.30)%	(7.12)%	(4.22)%	(0.80)%	—	(2.25)%
Net Interest Spread (9)	0.77%	8.10%	5.07%	1.19%	1.37%	4.02%	3.04%

(1)
The Company, through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and interest income from, multi-family investments is included below in “Additional Information.”

(2)	Other includes non-Agency RMBS and mortgage loans held for sale and mortgage loans held for investment. Other non-callable liabilities consist of $45 million in subordinated debentures.

(3)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

(4)
Includes $11.6 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. These deposits are included in the Company’s accompanying consolidated balance sheet in receivables and other assets.

(5)	Net Interest Income excludes interest expense on our subordinated debentures.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding subordinated debentures for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)	Net Interest Spread is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the Weighted Average Cost of subordinated debentures.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated:

Quarter Ended	Agency ARMs	Agency Fixed Rate	Agency IOs	Non-Agency RMBS	Residential Securitizations	Total Weighted Average
December 31, 2015	16.9%	8.5%	14.6%	15.3%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	12.5%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	12.5%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	15.5%	13.7%	11.5%
December 31, 2014	12.3%	6.5%	14.6%	13.7%	5.4%	11.1%
September 30, 2014	20.5%	9.2%	15.2%	18.7%	5.4%	13.1%
June 30, 2014	9.9%	6.7%	12.7%	10.5%	7.0%	10.1%
March 31, 2014	8.8%	5.2%	11.3%	9.7%	7.5%	8.8%

Earnings Summary

For the quarter ended December 31, 2015, we reported net income attributable to common stockholders of $1.0 million, a decrease of $21.4 million from the third quarter of 2015. The portfolio generated net interest income of $16.0 million and net interest margin of 304 basis points, a decrease of $2.3 million and 50 basis points, respectively, from the third quarter of 2015. The decrease was driven by:

•
Decrease in average interest earning assets in our distressed residential loan portfolio due to the sale in the end of the third quarter of pools of distressed residential mortgage loans, which ultimately resulted in a decrease in net interest income of $3.4 million.

•	Increase in net interest income of $0.8 million in our Agency IO portfolio due to a decrease in prepayment speeds from the third to the fourth quarter of 2015.

•	Increase in net interest income in our multi-family portfolio of $0.5 million primarily due to an increase in mezzanine and preferred equity investments during the quarter.

For the quarter ended December 31, 2015, we recognized other losses of $2.1 million, primarily from the following:

•	Unrealized losses amounting to $4.5 million recognized on our multi-family loans and debt held in securitization trusts due to widening credit spreads on these assets in the fourth quarter of 2015.

•
Realized losses of $1.6 million and unrealized gains of $1.0 million on our investment securities and related hedges, respectively, primarily related to our Agency IO portfolio. The Agency IO portfolio is an actively managed strategy resulting in both unrealized and realized activity.

•
Other income of $3.0 million from our investments in unconsolidated entities, including our common and preferred equity ownership interests in RB Multifamily Investors LLC (“RBMI”), an entity that invests in commercial real estate and commercial real estate-related debt investments, and our equity interest in RiverBanc.

Total general, administrative and other expenses for the fourth quarter of 2015 were approximately $9.7 million, relatively unchanged as compared to $9.8 million for the third quarter of 2015. Total expenses include base management and incentive fees of $4.5 million, expenses associated with direct operating costs of our distressed residential mortgage loans of $2.5 million and general and administrative expenses of $2.6 million.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter and year ended December 31, 2015 (amounts in thousands, except per share):

	Quarter Ended December 31, 2015			Year Ended December 31, 2015
	Amount	Shares	Per Share(1)	Amount	Shares	Per Share(1)
Beginning Balance	$745,648	109,402	$6.82	$742,927	105,095	$7.07
Common stock issuance, net	230			32,782	4,307
Preferred stock issuance, net	—			86,862
Preferred stock liquidation preference	—			(90,000)
Balance after share issuance activity	745,878	109,402	6.82	772,571	109,402	7.06
Dividends declared	(26,256)		(0.24)	(111,199)		(1.02)
Net change AOCI: (2)
Hedges	1,112		0.01	(831)		(0.01)
RMBS	(5,651)		(0.05)	(2,613)		(0.02)
CMBS	(539)		(0.01)	(362)		—
CLOs	—		—	(9,063)		(0.08)
Net income attributable to common stockholders	982		0.01	67,023		0.61
Ending Balance	$715,526	109,402	$6.54	$715,526	109,402	$6.54

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of December 31, 2015 of 109,401,721.

(2)	Accumulated other comprehensive income (“AOCI”).

FHLBI Membership and Advances

On February 20, 2015, our wholly-owned captive insurance subsidiary, Great Lakes Insurance Holdings LLC, was granted membership to the Federal Home Loan Bank of Indianapolis ("FHLBI").  On January 12, 2016, the regulator of the Federal Home Loan Bank ("FHLB") system, the Federal Housing Finance Agency, released a final rule that amends regulations governing FHLB membership, including preventing captive insurance companies from being eligible for FHLB membership.  Under the terms of the final rule, our captive insurance subsidiary is required to terminate its membership and repay its existing advances within one year following the effective date of the final rule.  In addition, our captive insurance subsidiary is prohibited from taking new advances or renewing existing maturing advances during the one-year transition period. The final rule became effective on February 19, 2016.  As of December 31, 2015, our captive insurance subsidiary had $121 million of outstanding secured advances from the FHLBI. During January 2016, we repaid all of our outstanding FHLBI advances, which repayment was funded primarily through repurchase agreement financing.

Conference Call

On Wednesday, February 24, 2016 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and twelve months ended December 31, 2015. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, March 2, 2016 and can be accessed by dialing (855) 859-2056 and entering passcode 54167190. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Full year 2015 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K, which is expected to be filed with the Securities and Exchange Commission on or about February 29, 2016. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to, as of December 31, 2015, five separate Freddie Mac- sponsored multi-family loan K-Series securitizations, or as of December 31, 2014, six separate Freddie Mac- sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, or SPEs, own the first loss PO securities and certain IO securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our consolidated financial statements as of December 31, 2015 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$7,105,336
Multi-family CDOs, at fair value	(6,818,901)
Net carrying value	286,435
Investment securities available for sale, at fair value held in securitization trusts	40,734
Total CMBS, at fair value	327,169
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	123,059
Securitized debt	(83,871)
Cash and other	(1,660)
Net Capital in Multi-Family	$364,697
A reconciliation of our interest income in multi-family investments to our consolidated financial statements for the three months ended December 31, 2015 is set forth below (dollar amounts in thousands):

Three Months Ended December 31, 2015
Interest income, multi-family loans held in securitization trusts	$64,702
Interest income, investment securities, available for sale (1)	894
Interest expense, multi-family collateralized obligations	(58,496)
Interest income, multi-family CMBS	7,100
Interest income, mezzanine loan and preferred equity investments (1)	1,476
Interest income in Multi-Family	$8,576

(1)	Included in the Company’s accompanying consolidated statements of operations in interest income, investment securities and other.

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2015	December 31, 2014
ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $639,683 and $702,684, respectively)	$724,720	$816,647
Investment securities, available for sale, at fair value held in securitization trusts	40,734	38,594
Residential mortgage loans held in securitization trusts (net)	119,921	149,614
Distressed residential mortgage loans held in securitization trusts (net)	114,214	221,591
Distressed residential mortgage loans (net)	444,775	361,106
Multi-family loans held in securitization trusts, at fair value	7,105,336	8,365,514
Derivative assets	228,775	288,850
Cash and cash equivalents	61,959	75,598
Receivables and other assets	219,130	222,491
Total Assets (1)	$9,059,564	$10,540,005
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$577,413	$651,965
Financing arrangements, residential mortgage loans	214,490	238,949
Residential collateralized debt obligations	116,710	145,542
Multi-family collateralized debt obligations, at fair value	6,818,901	8,048,053
Securitized debt	117,528	232,877
Derivative liabilities	1,500	1,463
Payable for securities purchased	227,969	283,537
Accrued expenses and other liabilities (including $1,745 and $6,317 to related parties, respectively)	59,527	74,692
Subordinated debentures	45,000	45,000
Total liabilities (1)	$8,179,038	$9,722,078
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 and 3,450,000 shares authorized as of December 31, 2015 and December 31, 2014, respectively, 3,000,000 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	$72,397	$72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares and 0 shares authorized as of December 31, 2015 and December 31, 2014, respectively, 3,600,000 and 0 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	86,862	—
Common stock, $0.01 par value, 400,000,000 shares authorized, 109,401,721 and 105,094,565 shares issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	1,094	1,051
Additional paid-in capital	734,610	701,871
Accumulated other comprehensive (loss) income	(2,854)	10,015
(Accumulated deficit) retained earnings	(11,583)	32,593
Total stockholders' equity	$880,526	$817,927
Total Liabilities and Stockholders' Equity	$9,059,564	$10,540,005

(1)
Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2015 and December 31, 2014, assets of consolidated VIEs totaled $7,413,082 and $8,847,078, respectively, and the liabilities of consolidated VIEs totaled $7,078,162 and $8,457,034, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014
INTEREST INCOME:
Investment securities and other	$8,058	$12,366	$36,390	$54,391
Multi-family loans held in securitization trusts	64,702	75,541	257,417	301,877
Residential mortgage loans held in securitization trusts	778	983	3,728	3,755
Distressed residential mortgage loans	7,328	4,234	39,303	18,824
Total interest income	80,866	93,124	336,838	378,847

INTEREST EXPENSE:
Investment securities and other	$3,400	$1,467	$13,737	$5,569
Multi-family collateralized debt obligations	58,496	68,749	232,971	275,916
Residential collateralized debt obligations	257	218	936	904
Securitized debt	2,243	3,412	11,126	16,762
Subordinated debentures	479	469	1,881	1,859
Total interest expense	$64,875	$74,315	$260,651	$301,010

NET INTEREST INCOME	$15,991	$18,809	$76,187	$77,837

OTHER INCOME (LOSS):
Recovery (provision) for loan losses	$302	$(705)	$(1,363)	$(1,939)
Realized (loss) gain on investment securities and related hedges, net	(1,555)	21,672	(4,617)	42,091
Gain on de-consolidation of multi-family loans held in securitization trust and multi-family collateralized debt obligations	—	—	1,483	—
Realized (loss) gain on distressed residential mortgage loans	(263)	4,903	31,251	14,380
Unrealized gain (loss) on investment securities and related hedges, net	1,002	(3,620)	(2,641)	(7,667)
Unrealized (loss) gain on multi-family loans and debt held in securitization trusts, net	(4,508)	13,871	12,368	56,931
Loss on extinguishment of debt	—	—	—	(3,397)
Other income (including $1,205, $1,242, $6,078 and $3,261 from related parties, respectively)	2,967	2,483	9,360	4,809
Total other (loss) income	$(2,055)	$38,604	$45,841	$105,208

Base management and incentive fees (including $2,232, $6,833, $8,083 and $14,799 to related parties, respectively)	$4,502	$9,134	$19,188	$24,530
Expenses related to distressed residential mortgage loans	2,537	2,509	10,364	6,429
Other general and administrative expenses (including $0, $0, $0 and $80 to related parties, respectively)	2,626	2,067	9,928	9,500
Total general, administrative and other expenses	$9,665	$13,710	$39,480	$40,459

INCOME FROM OPERATIONS BEFORE INCOME TAXES	$4,271	$43,703	$82,548	$142,586
Income tax expense	64	1,727	4,535	6,395
NET INCOME	4,207	41,976	78,013	136,191
Preferred stock dividends	(3,225)	(1,453)	(10,990)	(5,812)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$982	$40,523	$67,023	$130,379

Basic income per common share	$0.01	$0.42	$0.62	$1.48
Diluted income per common share	$0.01	$0.42	$0.62	$1.48
Weighted average shares outstanding-basic	109,402	96,323	108,399	87,867
Weighted average shares outstanding-diluted	109,402	96,323	108,399	87,867

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Net interest income	$15,991	$18,292	$20,303	$21,601	$18,809
Total other (loss) income	(2,055)	20,218	14,645	13,033	38,604
Total general, administrative and other expenses	9,665	9,830	9,139	10,846	13,710
Income from operations before income taxes	4,271	28,680	25,809	23,788	43,703
Income tax expense	64	3,048	1,178	245	1,727
Net income	4,207	25,632	24,631	23,543	41,976
Preferred stock dividends	(3,225)	(3,225)	(3,087)	(1,453)	(1,453)
Net income attributable to common stockholders	982	22,407	21,544	22,090	40,523
Basic income per common share	$0.01	$0.20	$0.20	$0.21	$0.42
Diluted income per common share	$0.01	$0.20	$0.20	$0.21	$0.42
Weighted average shares outstanding - basic	109,402	109,402	109,252	105,488	96,323
Weighted average shares outstanding - diluted	109,402	109,402	109,252	105,488	96,323

Book value per common share	$6.54	$6.82	$6.82	$7.03	$7.07
Dividends declared per common share	$0.24	$0.24	$0.27	$0.27	$0.27
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.45391	N/A	N/A

Capital Allocation Summary

The following tables set forth our allocated capital by investment type and the related interest income, interest expense, weighted average yield, average cost of funds and net interest spread for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential Loans	Residential Securitized Loans	Other	Total
At December 31, 2015
Carrying value	$547,745	$175,408	$450,228	$562,303	$119,921	$15,184	$1,870,789
Net equity allocated	$76,277	$108,333	$364,697	$328,037	$4,398	$(1,216)	$880,526
Three Months Ended December 31, 2015
Average interest earning assets	$593,905	$135,430	$281,334	$545,504	$133,721	$2,788	$1,692,682
Yield on average interest earning assets	1.67%	9.40%	12.19%	5.41%	2.17%	4.02%	5.29%
Less: Average cost of funds	(0.90)%	(1.30)%	(7.12)%	(4.22)%	(0.80)%	—	(2.25)%
Net interest spread	0.77%	8.10%	5.07%	1.19%	1.37%	4.02%	3.04%

At September 30, 2015
Carrying value	$596,238	$135,373	$446,659	$512,760	$132,882	$5,842	$1,829,754
Net equity allocated	$106,668	$107,812	$362,959	$296,406	$4,800	$32,003	$910,648
Three Months Ended September 30, 2015
Average interest earning assets	$610,301	$134,765	$264,935	$591,792	$141,400	$2,488	$1,745,681
Yield on average interest earning assets	1.58%	6.89%	12.18%	7.80%	2.33%	4.82%	5.77%
Less: Average cost of funds	(0.88)%	(1.29)%	(7.06)%	(3.94)%	(0.64)%	—%	(2.23)%
Net interest spread	0.70%	5.60%	5.12%	3.86%	1.69%	4.82%	3.54%

At June 30, 2015
Carrying value	$609,047	$124,553	$445,222	$584,986	$137,440	$5,951	$1,907,199
Net equity allocated	$100,888	$110,564	$363,679	$269,152	$5,130	$62,036	$911,449
Three Months Ended June 30, 2015
Average interest earning assets	$633,024	$128,086	$263,415	$577,674	$145,667	$32,906	$1,780,772
Yield on average interest earning assets	1.79%	7.31%	11.91%	7.17%	2.37%	38.61%	6.16%
Less: Average cost of funds	(0.87)%	(1.27)%	(7.13)%	(4.00)%	(0.64)%	—%	(2.25)%
Net interest spread	0.92%	6.04%	4.78%	3.17%	1.73%	38.61%	3.91%

At March 31, 2015
Carrying value	$643,185	$121,369	$420,474	$572,837	$142,677	$41,226	$1,941,768
Net equity allocated	$95,242	$109,958	$335,145	$240,253	$5,301	$47,860	$833,759
Three Months Ended March 31, 2015
Average interest earning assets	$659,488	$131,589	$265,221	$576,214	$152,013	$30,250	$1,814,775
Yield on average interest earning assets	2.01%	10.84%	11.80%	7.33%	2.29%	36.54%	6.37%
Less: Average cost of funds	(0.85)%	(1.23)%	(7.15)%	(4.03)%	(0.67)%	—%	(2.22)%
Net interest spread	1.16%	9.61%	4.65%	3.30%	1.62%	36.54%	4.15%

At December 31, 2014
Carrying value	$660,374	$119,131	$430,789	$587,860	$149,614	$41,383	$1,989,151
Net equity allocated	$84,336	$107,533	$341,707	$239,306	$5,603	$39,442	$817,927
Three Months Ended December 31, 2014
Average interest earning assets	$683,292	$138,788	$287,506	$271,534	$157,102	$27,859	$1,566,081
Yield on average interest earning assets	1.99%	11.33%	12.76%	6.29%	2.42%	38.18%	6.23%
Less: Average cost of funds	(0.81)%	(0.95)%	(7.08)%	(4.93)%	(0.57)%	(0.18)%	(1.91)%
Net interest spread	1.18%	10.38%	5.68%	1.36%	1.85%	38.00%	4.32%